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                                                                    EXHIBIT 12.2

                                  TIME WARNER
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
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
                                                                                            HISTORICAL
                                                                     ---------------------------------------------------------
                                              PRO FORMA
                                     ----------------------------     THREE MONTHS
                                     THREE MONTHS        YEAR             ENDED                YEARS ENDED DECEMBER 31,
                                        ENDED           ENDED           MARCH 31,       --------------------------------------
                                      MARCH 31,      DECEMBER 31,    ---------------                        RESTATED
                                         1995            1994        1995       1994     1994      1993       1992       1992
                                     ------------    ------------    ----       ----    ------    ------    --------    ------
                                                                   (IN MILLIONS, EXCEPT RATIOS)
Earnings:
    Net income (loss) before
      income taxes and
      extraordinary item..........       $(35)          $ (152)      $(15)      $(19)   $   89    $   81     $  323     $  320
    Interest expense..............        275              983        210        182       769       698        287        729
    Amortization of capitalized
      interest....................         --                2         --         --         2        --          1         19
    Portion of rents
      representative of an
      interest factor.............         13               52         13         13        52        54         52         85
    Adjustment for partially owned
      subsidiaries and 50% owned
      companies...................        158              603        180        159       665       663        590         97
    Undistributed losses of less
      than 50% owned companies....         17               82         17         25        82        47         56         56
                                        -----           ------       ----       ----    ------    ------    --------    ------
        Total earnings............       $428           $1,570       $405       $360    $1,659    $1,543     $1,309     $1,306
                                        -----           ------       ----       ----    ------    ------    --------    ------
                                        -----           ------       ----       ----    ------    ------    --------    ------
Combined Fixed Charges and
  Preferred Stock Dividends:
    Interest expense..............       $275           $  983       $210       $182    $  769    $  698     $  287     $  729
    Capitalized interest..........         --                2         --         --         2        --         --         15
    Portion of rents
      representative of an
      interest factor.............         13               52         13         13        52        54         52         85
    Adjustment for partially owned
      subsidiaries and 50% owned
      companies...................        158              606        180        159       668       664        571         81
    Pretax income necessary to
      cover preferred stock
      dividend requirements.......         37              136          5          5        20       218        905        905
                                        -----           ------       ----       ----    ------    ------    --------    ------
        Total combined fixed
          charges and preferred
          stock dividends.........       $483           $1,779       $408       $359    $1,511    $1,634     $1,815     $1,815
                                        -----           ------       ----       ----    ------    ------    --------    ------
                                        -----           ------       ----       ----    ------    ------    --------    ------
Ratio of earnings to combined
  fixed charges and preferred
  stock dividend requirements
  (deficiency in the coverage of
  combined fixed charges and
  preferred stock dividends by
  earnings before fixed charges
  and preferred stock
  dividends)......................       $(55)          $ (209)      $ (3)      1.0x      1.1x    $  (91)    $ (506)    $ (509)
                                        -----           ------       ----       ----    ------    ------    --------    ------
                                        -----           ------       ----       ----    ------    ------    --------    ------


                                     1991       1990
                                    -------    -------

Earnings:
    Net income (loss) before
      income taxes and
      extraordinary item..........  $    52    $  (145)
    Interest expense..............      912      1,096
    Amortization of capitalized
      interest....................       23         22
    Portion of rents
      representative of an
      interest factor.............       78         74
    Adjustment for partially owned
      subsidiaries and 50% owned
      companies...................       73         57
    Undistributed losses of less
      than 50% owned companies....       56         17
                                    -------    -------
        Total earnings............  $ 1,194    $ 1,121
                                    -------    -------
                                    -------    -------
Combined Fixed Charges and
  Preferred Stock Dividends:
    Interest expense..............  $   912    $ 1,096
    Capitalized interest..........       17         19
    Portion of rents
      representative of an
      interest factor.............       78         74
    Adjustment for partially owned
      subsidiaries and 50% owned
      companies...................       45         33
    Pretax income necessary to
      cover preferred stock
      dividend requirements.......    1,382      1,234
                                    -------    -------
        Total combined fixed
          charges and preferred
          stock dividends.........  $ 2,434    $ 2,456
                                    -------    -------
                                    -------    -------
Ratio of earnings to combined
  fixed charges and preferred
  stock dividend requirements
  (deficiency in the coverage of
  combined fixed charges and
  preferred stock dividends by
  earnings before fixed charges
  and preferred stock
  dividends)......................  $(1,240)   $(1,335)
                                    -------    -------
                                    -------    -------
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